Exhibit 10.2

Lock-up Agreement

November 15, 2021

Assure Holdings Corp.

4600 South Ulster Street, Suite 1225

Denver, Colorado 80237

The Benchmark Company, LLC

150 East 58th Street, 17th Floor

New York, New York 10155

Re: Assure Holdings Corp. (the “Company”) - Restriction on Stock Sales

Ladies and Gentlemen:

This letter is delivered to you pursuant to requirements of The Benchmark Company, LLC (the “Placement Agent”) which has entered into a Placement Agreement with the Company (the “Placement Agreement”). Upon the terms and subject to the conditions of the Placement Agreement, the Placement Agent intends to serve as the Placement Agent in a sale, in a private placement (the “Offering”), of shares of common stock of the Company (the “Shares”).

The undersigned recognizes that it is in the best financial interests of the undersigned, as an officer or director, or an owner of stock, options, warrants or other securities of the Company (the “Company Securities”), that the Company complete the proposed Offering.

The undersigned further recognizes that the Company Securities held by the undersigned are, or may be, subject to certain restrictions on transferability, including those imposed by United States federal securities laws. Notwithstanding these restrictions, the undersigned has agreed to enter into this letter agreement to further assure the Placement Agent that the Company Securities of the undersigned, now held or hereafter acquired, will not enter the public market at a time that might impair the placement effort.

Therefore, as an inducement to the Placement Agent to perform the Placement Agreement, the undersigned hereby acknowledges and agrees that the undersigned will not (i) offer, sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of (collectively, a “Disposition”) any Company Securities, or any securities convertible into or exercisable or exchangeable for, or any rights to purchase or otherwise acquire, any Company Securities held by the undersigned or acquired by the undersigned after the date hereof, or that may be deemed to be beneficially owned by the undersigned (collectively, the “Lock-Up Shares”), pursuant to the Rules and Regulations promulgated under the Securities Act of 1933, as amended (the “Act”), and the Securities Exchange Act of 1934, as amended, for a period commencing on the date hereof and ending on the date that is sixty (60) days after the date of the Company’s final prospectus is first filed pursuant to Rule 424(b)(3) under the Act with respect to the registration with the U.S. Securities and Exchange Commission of the Shares for resale, inclusive (the “Lock-Up Period”), without the prior written consent of the Company and the Placement Agent, or (ii) exercise or seek to exercise or effectuate in any manner any rights of any nature that the undersigned has or may have hereafter to require the Company to register under the Act the undersigned’s sale, transfer or other disposition of any of the Lock-Up Shares or other securities of the Company held by the undersigned, or to otherwise participate as a selling security holder in any manner in any registration effected by the Company under the Act, including under the Registration Statement, during the Lock-Up Period; provided, however, that foregoing restrictions shall not apply to (a) transfers of Lock-Up Shares as a bona fide gift or in connection with estate planning, including but not limited to, dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned and dispositions from any grantor retained annuity trust established for the direct benefit of the undersigned and/or a member of the immediate family of the undersigned, or by will or intestacy (provided that any donee thereof agrees in writing to be bound by the terms hereof) or (b) any Lock-up Shares being offered in the prospectus included in the registration statement covering the resale of the Shares in accordance with the Registration Rights Agreement, or (c) any sale or deemed sale of Lock-up Shares in relation to the bona fide exercise of options to Lock-up Shares by such person (i) pursuant to a deemed sale to the Company to permit the cashless exercise of such options, (ii) pursuant to a deemed sale to the Company to cover tax withholding obligations in connection with such exercise of such options or (iii) pursuant to a sale in the open market to cover the exercise price of such options in relation to a broker- assisted exercise of such options, provided, however, that such person sells or is deemed to sell only such number of Lock-up Shares necessary to undertake such cashless exercise, cover such tax withholding obligations or cover the exercise price of such stock options, as the case may be.

Notwithstanding the agreement not to make any Disposition during the Lock-Up Period, you have agreed that the foregoing restrictions shall not apply to:

(1)	the Company Securities being offered in the prospectus included in the Registration Statement; or

(2)	any grant or exercise of options pursuant to the Company’s stock option plans.

It is understood that, if the Placement Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, you will release the undersigned from the obligations under this letter agreement.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Lock-Up Shares if such transfer would constitute a violation or breach of this letter. This letter shall be binding on the undersigned and the respective successors, heirs, personal representatives and assigns of the undersigned.

Very truly yours,

Name: